UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 30, 2004

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08703 (Commission File Number)	33-0956711 (IRS Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California (Address of principal executive offices)		92630 (Zip Code)

(949) 672-7000
Registrant’s telephone number, including area code

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
SIGNATURE

Item 7.01 Regulation FD Disclosure.

     At an investment conference on Wednesday, December 1, Company executives will provide investors with updates regarding conditions in the hard drive industry and on the Company’s guidance for its second fiscal quarter ending December 31, 2004. Specifically, the Company expects to communicate the following:

•	The Company’s sales unit volumes with OEMs have been better than expected with product mix as expected.

•	The Company’s distribution volume is ahead of plan with pricing as expected so far in the quarter.

•	Weeks of inventory in the distribution channel are at roughly 5 weeks for the Company and for the industry, with total inventories slightly lower than when the quarter began.

•	The Company’s sales linearity for the quarter has been seasonally strong.

     As a result, the Company is updating its financial guidance for the December quarter to:

•	Revenues: Approximately $885 million to $915 million

•	Gross margins: Approximately 14%

•	Operating expenses: Approximately $87 million

•	Earnings per share: 17 to 19 cents based on 212 million shares outstanding

•	As is typical historically, pricing dynamics for the month of December will determine the Company’s financial performance for the December quarter.

     While its visibility for the March quarter is limited at this time, the Company anticipates seeing typical seasonally softer unit volumes and gross margins in that period.

     The Company also indicated that OEM qualifications for its WD Scorpio™ mobile hard drives continue to progress.

     This Form 8-K contains forward-looking statements, including statements concerning the Company’s expectations regarding sales unit volumes with OEMs, distribution volume, channel inventory and sales linearity for the second quarter of fiscal 2005 and the Company’s current outlook for the December quarter regarding revenues, gross margins, operating expenses and earnings per share and for the March quarter regarding unit volumes and gross margins. The forward-looking statements are based on current management expectations, and actual results may differ materially as a result of several factors, including: pricing trends; actions by competitors; supply and demand conditions in the hard drive industry; changes in product and customer mix; uncertainties related to the development and introduction of products based on new technologies; difficulties in reducing yield losses from manufacturing processes; business conditions and growth in the desktop, 2.5-inch notebook, consumer electronics, handheld applications, SATA and enterprise markets; successful entry into new markets by the Company; changes in availability and cost of specialized product components; and other risks and uncertainties discussed in the Company’s recent SEC filings, including but not limited to its recent Form 10-Q filed with the SEC. The Company undertakes no obligation to update any forward-looking statements to reflect new information or events or for any other reason.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 30, 2004	WESTERN DIGITAL CORPORATION
/s/ Raymond M. Bukaty
Raymond M. Bukaty
Senior Vice President, Administration and General Counsel